UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2023

Olaplex Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40860	87-1242679

Address Not Applicable1

Registrant’s telephone number, including area code: (310) 691-0776

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1]	Olaplex Holdings, Inc. is a fully remote company. Accordingly, it does not maintain a principal executive office.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2023, the Company announced that John P. Bilbrey has been appointed as interim Chief Executive Officer of the Company, effective as of such date. Mr. Bilbrey succeeds JuE Wong, who no longer serves as President and Chief Executive Officer, effective as of October 12, 2023. Ms. Wong will remain employed with the Company until October 20, 2023. Ms. Wong has resigned from her position as a member of the Company’s board of directors (the “Board”), effective October 12, 2023.

Mr. Bilbrey has served as Executive Chair of the Board since July 10, 2023. Mr. Bilbrey served as President and Chief Executive Officer of The Hershey Company (“Hershey”), a multinational consumer food company, from 2011 until his retirement in 2017. He also served as Chairman of the Board of Directors of Hershey from 2015 to 2017 and as Non-Executive Chairman from 2017 to 2018. Mr. Bilbrey joined Hershey as Senior Vice President, President Hershey International in 2003 and served as Senior Vice President, President Hershey North America from 2007 to 2010 and as Executive Vice President and Chief Operating Officer from 2010 to 2011. He previously spent 22 years at The Procter & Gamble Company. Mr. Bilbrey serves on the Board of Directors of Campbell Soup Company, Elanco Animal Health Incorporated, Tapestry, Inc. and Colgate-Palmolive Company and also serves on the Kansas State University Foundation Board of Directors. Mr. Bilbrey earned a B.S. in Psychology from Kansas State University.

On October 8, 2023, the Company entered into a letter agreement (the “Offer Letter”) with Amanda Baldwin, pursuant to which Ms. Baldwin and the Company have agreed that she will join the Company as Chief Executive Officer, effective on a date to be determined between November 27, 2023 and January 8, 2024, at which time she will succeed Mr. Bilbrey. Subject to her appointment as Chief Executive Officer of the Company, Ms. Baldwin also will be appointed to the Board, in each case effective as of her first date of employment with the Company.

Ms. Baldwin has served as Chief Executive Officer of Supergoop LLC, a leading SPF skincare brand, since July 2016. Prior to joining Supergoop!, Ms. Baldwin served as a Senior Vice President at L Catterton from June 2012 to July 2016. She also previously led the omnichannel marketing strategy of Dior Beauty at Louis Vuitton Moet Hennessy (LVMH) and held several positions at Clinique, a part of The Estée Lauder Companies. Ms. Baldwin currently serves on the board of directors of Ibotta, Inc. and KIPP NYC. Ms. Baldwin earned an M.B.A. from the University of Pennsylvania Wharton School and a A.B. from Harvard University.

The Offer Letter provides for (i) an annual base salary of $1,000,000; (ii) beginning with fiscal year 2024, an annual bonus opportunity with a target of 50% of her annual base salary and with the actual amount of such bonus based upon achievement of certain Company performance goals; (iii) a sign-on bonus of $250,000 and eligibility for an additional sign-on bonus, as determined by the Board (or the compensation committee of the Board) in its sole discretion; and (iv) reimbursement of up to $20,000 for legal fees incurred in the negotiation of the Offer Letter and related documentation.

The Offer Letter also provides that if Ms. Baldwin’s employment is terminated by the Company without cause or if Ms. Baldwin terminates her employment with the Company for good reason (as such terms are defined in the Offer Letter), she will be entitled to receive (i) continued payment of her base salary for twelve (12) months following her termination of employment; (ii) payment of any earned but unpaid prior year annual bonus, paid when annual bonuses are paid to senior executives of the Company generally (the “Prior Year’s Bonus”); (iii) a pro rata annual bonus for the year of termination based on actual performance, paid when annual bonuses are paid to senior executives of the Company generally (the “Pro

Rata Bonus”); (iv) pro rata vesting of her time-based equity awards based on service through her separation date (the “Pro Rata Equity Vesting”); and (v) reimbursement of Ms. Baldwin’s COBRA premiums for twelve (12) months. The severance benefits are subject to Ms. Baldwin’s execution of a separation agreement and general release of claims in favor of the Company and her continued material compliance with her restrictive covenant obligations.

If Ms. Baldwin’s employment is terminated due to her death or disability, she will be entitled to receive (i) the Prior Year’s Bonus; (ii) the Pro Rata Bonus; and (iii) the Pro Rata Equity Vesting. Within ten (10) days following the date she commences employment, Ms. Baldwin will be granted an option (the “Option Award”) to purchase the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) with a value equal to $5,000,000 on the grant date (with the number of options issued determined by dividing such amount by the Black-Scholes value of an option on the grant date) and a restricted stock unit award with a value equal to $8,000,000 on the grant date based on the closing price of a share of Common Stock on the grant date (the “RSU Award” and, together with the Option Award, the “Equity Awards”). The Equity Awards will vest as to twenty-five percent (25%) on each of the first four (4) anniversaries of the grant date, and as to one-hundred percent (100%) in the event of a change in control of the Company (as defined in the applicable award agreement), in each case, subject to Ms. Baldwin’s continued employment through the applicable vesting date. Beginning in 2025, Ms. Baldwin will be eligible for annual equity awards of the Company with a target aggregate grant date value of not less than $5,000,000, subject in each case to the approval of the Board (or the compensation committee of the Board).

As a condition to the grant of the Equity Awards, Ms. Baldwin must sign a restrictive covenant agreement providing for perpetual confidentiality and assignment of intellectual property obligations and non-competition and non-solicitation obligations during Ms. Baldwin’s employment and for a period of twelve (12) months following termination of her employment.

Ms. Baldwin and the Company will enter into an indemnification agreement in substantially similar form as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023.

On October 10, 2023, the Company and Ms. Wong entered into a transition and separation agreement (the “Separation Agreement”) pursuant to which Ms. Wong ceased to serve as President and Chief Executive Officer on October 12, 2023 and will cease to be an employee of the Company on October 20, 2023. In connection with her termination of employment, Ms. Wong will receive continued payment of her base salary for twelve (12) months following her termination of employment as provided by the terms of her Termination Protection Agreement dated January 28, 2020. Pursuant to the Separation Agreement, (i) Olaplex, Inc. will also pay the cost of Ms. Wong’s COBRA premiums for twelve (12) months following her termination of employment; (ii) Ms. Wong will be eligible for a pro rata 2023 annual bonus based on actual performance, paid, if at all, when annual bonuses are paid to executives of the Company generally; and (iii) Ms. Wong’s vested stock options will remain exercisable for 120 days following her termination of employment. The severance benefits are subject to Ms. Wong’s execution of a general release of claims in favor of the Company and her continued compliance with her restrictive covenant obligations.

The Offer Letter and the Separation Agreement will be filed with the SEC as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the anticipated leadership transitions, including the expected date and duration thereof. Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that the leadership transitions do not occur as anticipated for any reason or on the expected timing and the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2023, and in the Company’s subsequent SEC filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 12, 2023	Olaplex Holdings, Inc.

	By:	/s/ John C. Duffy
	Name:	John C. Duffy
	Title:	General Counsel and Secretary